MEMORANDUM OF AGREEMENT

THIS MEMORANDUM OF AGREEMENT (the "Agreement") is made as of April 17, 2006 by and between Buzz Kill, Inc. ("Producer") and Dylan Hundley, an individual, whose principal place of residence is 283 Third St., Jersey City, NJ 07302 ("Finder").

WHEREAS, the parties hereto desire to establish the terms and conditions as between themselves and as to their relationship with regard to the financing of a feature-length motion picture (the "Picture") based upon the upon the script currently entitled "Buzz Kill" written by Matt Smollon and Steven Kampmann (the "Property");

NOW, THEREFORE, in consideration of the mutual promises herein contained and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

l. SERVICES: Finder hereby undertakes to use Finder’s reasonable best efforts, on a non-exclusive basis, to introduce Producer to third parties which are listed on the Schedule of Financiers attached hereto as Exhibit "A" and made a part hereof (herein referred to individually or collectively, respectively, as the "Financier" or Financiers"), who may be interested in lending for, investing in, or in any other way financing all or a portion of the development and/or production of the Picture. For the purposes of this Agreement, the terms "Financier" or "Financiers" shall only refer to investors, lenders or financiers who are directly introduced to Producer by Finder and who are listed on Exhibit "A" attached hereto. Finder shall be responsible for all costs associated with Finders services hereunder. Additionally, Finder shall render all services as are required by Producer hereunder and all services as are customarily rendered by producers of first-class feature length theatrical motion pictures in the United States motion picture industry, as, when and where required by Producer, and Finder shall comply with all reasonable directions, requests rules and regulations of Producer in connection therewith, whether or not the same involve matters of artistic taste or judgment. Finder shall cause the Picture to be produced in accordance with the approved budget and production schedule for the Picture. Finder shall be given meaningful consultation with respect to all "key elements", department heads and creative issues with respect to the Picture, with the Producer decision being final and prevailing in all such matters.

2. TERM: Commencing on the date hereof, and continuing until the earlier of (a) termination by either party to this Agreement, or (b) the concluding of an agreement between Producer (or any designee, assignee, transferee, or other successor-in-interest of Producer in or to the Picture and/or Property, collectively referred to hereinafter as "Producer") and a Financier or Financiers for the provision of monies for the production of the Picture. The foregoing period of time is hereinafter referred to as the "Term."

 3. COMPENSATION: Upon condition that Finder fully performs all the services, duties and obligations required to be performed by Finder as a producer hereunder and that Finder is not in default hereunder, and subject to Producer’s right of suspension and/or termination on account of Finder’s disability or default or an event of force majeure, Finder shall receive the following compensation:

(a) Contingent Compensation: Finder shall be entitled to receive an amount equal to five percent (5%) of Producer’s share of the "net proceeds" of the Picture. "Net Proceeds" shall be defined, computed, accounted for and paid in accordance with Producer’s standard definition of net proceeds. Producer makes no representation that the Picture will generate any net proceeds, or any particular amount of net proceeds.

4. CREDIT: Upon condition that Finder shall fully perform all of the services and obligations required to be performed by Finder as a producer hereunder, that Finder is not in default hereunder, and that Producer has not engaged the services of any other producer with respect to the Picture, Producer shall accord Finder the following credit:

(a) a "producer" credit on screen, in the main titles of the Picture (or in the end titles if all other credits appear in the end titles), on a separate card, in no less than third position, on all positive prints of the Picture and in paid advertising issued by or under Producer’s direct control whenever the full billing block of credits appear.

All other matters with respect to Finder’s credit shall be determined in Producer’s sole discretion. Finder’s credit in paid advertising, if any, shall be subject to the customary exclusions and practices of Producer, and/or any third party distributors of the Picture. No casual or inadvertent failure by Producer to comply with the provisions of this paragraph nor any failure by third parties to so comply shall constitute a breach of this Agreement by Producer.

5. CONSULTATION: Throughout the Term, Producer agrees to consult and cooperate with Finder with respect to the Picture for the purpose of maximizing the opportunity of Finder to interest Financiers in the Picture and of entering into agreement(s) with Financier(s). Finder agrees to notify Producer no less than two (2) business days prior to approaching any potential Financier and the parties hereto shall coordinate their approach to such Financier in the event each party has a current and/or prior relationship with such potential Financier.

6. FEES/CREDIT: If at any time during the Term, Producer enters into any agreement with any Financier to invest in, lend for, or finance production of the Picture, and provided such monies are used by Producer for the production of the Picture, in consideration of Finders services hereunder, the sufficiency of which is hereby acknowledged, then Finder shall receive: (i) (a) an amount equal to five percent (5%) of any amounts actually received by Producer from the Financier or Financiers. Notwithstanding the foregoing, Producer acknowledges that Finder is owed Forty Thousand Dollars ($40,000), which represents the amount equal to five percent (5%) of any amounts actually received by Producer from the Financier due to Finder's services. Further, Finder acknowledges that the receipt of Twenty Thousand Dollars ($20,000) from Financier and the remaining Twenty Thousand Dollars ($20,000) shall be paid by Producer as a Deferral which shall be due and payable in accordance with the Definition and Application of Proceeds to be attached hereto as Exhibit "B". In consideration of Finder's producer services with respect to the Picture, Finder shall be paid an additional Deferral of Fifty Thousand Dollars ($50,000) which shall be due and payable in accordance with the Definition and Application of Proceeds to be attached hereto as Exhibit "B"; and (ii) the following credit(s):

(a) In the event a Financier or Financiers enter into an agreement with Producer to provide financing for the Picture in an amount of no less than twenty to twenty five percent (20-25%) of the final "going in" budget of the Picture, Finder or its designee(s) shall be accorded an associate producer credit in substantially the following form:

"Associate Producer: Dylan Hundley";

(b) In the event a Financier or Financiers enter into an agreement with Producer to provide financing for the Picture in an amount of twenty six to fifty percent  (26-50%) of the final "going in" budget of the Picture, Finder or its designee(s) shall be accorded a co-producer credit in substantially the following form:

"Co-Producer: Dylan Hundley"; and

(c) In the event a Financier or Financiers enter into an agreement with Producer to provide financing for the Picture in the amount of fifty one to one hundred percent (51-100%) of the final "going in" budget of the Picture, Finder or its designee(s) shall be accorded a Executive Producer credit in substantially the following form:

"Executive Producer: Dylan Hundley".

Such credit(s) shall appear in the main titles of all positive prints of the Picture, on a separate or shared card to be determined by Producer in Producer's sole discretion and shall appear in all paid advertising for the Picture where credit is given to the Producer, subject to customary exclusions.

Except as provided herein, all aspects of the above credits to be accorded Finder shall be in the Producer's sole discretion.

8. NO OBLIGATION: Nothing in this Agreement shall obligate Finder to obtain any Financiers, nor shall anything in this Agreement obligate Producer to accept funding from any Financiers nor to enter into an agreement with any Financiers. Nothing in this Agreement shall obligate Producer to enter into any additional agreement(s) with Finder or to provide Finder with any additional compensation whatsoever for any motion pictures, sequels, pre-quels, remakes, television series, programs or projects which may be produced by Producer in the future regardless of the source of financing for such motion pictures, series, programs or projects.

9. NO SALE OF SECURITIES: Finder acknowledges that Finder is acting solely in the capacity of a "finder" and shall not sell or offer to sell securities related to investing in the development and/or production of the Picture. Finder agrees to comply with all applicable state and federal securities laws. Finder agrees to indemnify and hold harmless Producer from any and all claims, losses, expense or damage (including reasonable attorneys' fees) resulting from any breach or claim of breach of this provision.

10. RELATIONSHIP OF PARTIES: Finder is an independent contractor. Nothing herein contained shall be construed to place Finder and Producer in the relationship of principal and agent, master and servant, partners, joint venturers or employer and employee, and neither party shall have, or expressly or by implication, represent themselves as having, any authority to make contracts in the name of or binding on the other, or to obligate or bind the other in any manner whatsoever.

ll. ENTIRE AGREEMENT/AMENDMENT: This Agreement constitutes the entire agreement between the parties with reference to this matter, and supersedes all prior agreements written or oral. This Agreement cannot be amended except by written instrument signed by the parties.

l2. GOVERNING LAW/JURISDICTION: This Agreement is made and is to be construed under the laws of the State of New York. The parties hereby agree that any action arising out of or relating to this Agreement, its performance, enforcement or breach, the Picture and/or the Property shall be filed in the United States Southern District of New York and all parties submit themselves to the personal jurisdiction of said courts for all such  purposes.

13. ASSIGNMENT: Finder may not assign Finder's obligations hereunder. Producer may assign Producer's rights and obligations hereunder freely, including, without limitation, to a corporation in which Producer serves as an officer and principal shareholder and in the event of such assignment, Finder agrees to look solely to such assignee for performance of Producer's obligations hereunder.

14. SEVERABILITY: If any provision of this Agreement shall be found invalid or unenforceable, then such provision shall not invalidate or in any way affect the enforceability of the remainder of this Agreement.

15. REMEDY: The remedy for any breach or alleged breach of this Agreement shall be limited to the right, if any, to recover money damages at law and Finder irrevocably waives any right to equitable or injunctive relief.

16. NON-DISCLOSURE/PUBLICITY: Finder recognizes and acknowledges that: (i) the proprietary, confidential and competitive nature of screenplay for the Picture (the "Property"), any information and/or materials provided to Finder with respect to the Property and the Picture (collectively, the “Materials”) and the damage that could result to the Producer if the Materials, or any information contained therein, is disclosed to any third party, and (ii) that the Materials which are shown or provided to Finder are the property of the Producer and shall be considered proprietary information, whether or not any portion thereof is or may be validly copyrighted. Accordingly, Finder will not, without the prior written consent of the Producer, directly or indirectly, disclose all or any portion of the Materials, or the substance thereof, to any third party except to the extent required by applicable law or legal process. Finder warrants and agrees that Finder shall not authorize the publication of any news story, magazine article or other publicity or information of any kind or nature relating to: (a) the Picture; (b) the Property; (c) Finder’s services hereunder; (d) the Producer; or (e) to any exhibitor or any distributor of the Picture, without the prior written consent of Producer in each instance.

17.  PREMIERE/FESTIVALS: Upon condition that Finder fully performs all services and material obligations required to be performed by Finder hereunder, and provided that Finder is not in material uncured default hereunder, and provided that any other individual rendering producing receives the following, then Producer shall invite Finder and one (1) guest to attend the first major “celebrity” premiere of the Picture and any “first-tier” film festival screenings of the Picture. In the event the “first-tier” film festival or premiere is more than fifty (50) miles from Finder’s then current place of residence, Company shall use best efforts to require the distributor of the Picture to provide Employee with the following: (a) one (1) round-trip, coach-class air transportation, if available and if used, for each of Finder and Finder’s guest; (b) non-exclusive ground transportation between the airport and hotel; and (c) reasonable hotel accommodations (room and tax only).

18.  DVD:  Upon the condition that Finder fully performs all of the material services and obligations required to be performed by Finder hereunder and that Finder is not in material uncured default hereunder, Finder shall be entitled to one (1) DVD copy of the Picture upon commercial availability of the same.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth above.

BUZZ KILL, INC.:

/s/ Thomas Hanna
An Authorized Signatory

/s/ Dylan Hundley
DYLAN HUNDLEY

EXHIBIT "B"

Definition and Application of Proceeds

A. Gross Proceeds: As used herein, the term "Gross Proceeds" shall be defined as all gross monies actually received by or on behalf of, or credit to Company from the licensing, distribution and other exploitation of any and all rights of every kind, nature and description in and to the feature length motion picture currently entitled "Buzz Kill" (the "Picture") and all elements therein in any and all media throughout the universe.

B. Deductions From Gross Proceeds: There shall be deducted from Gross Proceeds the aggregate of the following, which shall be deducted on a continuing basis and shall be deemed recouped by Company in the order listed:

(l) Distribution Expenses: All actual, direct, out of pocket and verifiable costs and expenses incurred in connection with the distribution, exploitation and turning to account of the Picture of whatever kind or nature, to the extent that the same are neither included in the cost of production of the Picture or paid by any distributor or licensee appointed by Company. If Company reasonably anticipates that such distribution expenses will be incurred in the future, Company may, for a reasonable time, set up appropriate reserves therefore. Such distribution expenses shall include, without limitation: (a) all actual, direct, out of pocket and verifiable costs in preparing and delivering the Picture for distribution; (b) any and all actual, direct, out of pocket and verifiable costs and expenses in connection with changing the title of the Picture, re-cutting, re-editing or shortening or lengthening the Picture for release in any territory or for exhibition on television or other media or in order to conform to the requirements of censorship authorities; (c) all actual, direct, out of pocket and verifiable sums paid or accrued on account of sales, use, receipts, income, excise, remittance or other taxes (however denominated) to any governmental authority assessed upon the negatives, duplicate negatives, prints or sound records of the Picture or upon the use or distribution of the Picture or upon the revenues derived therefrom or any part thereof or upon the remittance of such revenues or any part thereof, (provided that no event shall Company's own United States Federal or State income taxes and franchise taxes based on Company's net income or income taxes payable to any country or territory by Company based on the net earnings of Company in such country or territory be deductible hereunder); (d) any and all actual, direct, out of pocket and verifiable sums paid or accrued on account of duties, customs, and imposts, costs of acquiring permits and any similar authority to secure the entrance, licensing, exhibition, performances use or televising of the Picture in any country or part thereof; (e) actual, direct, out of pocket and verifiable expenses of transmitting to the United States any funds accruing to Company from the Picture in foreign countries; (f) all actual, direct, out of pocket and verifiable costs and expenses, including reasonable outside attorneys' fees, loss, damage or liability suffered or incurred by Company in connection with; any action taken by Company (whether by litigation or otherwise) in copyrighting, protecting and enforcing the copyright of or other rights and sources of revenue to be derived from, the Picture; (g) the collection of any and all sums due to Company from any distributor or licensee appointed by Company in connection with the Picture; (h) preventing and/or recovering damages for unauthorized exhibition or distribution of the Picture or any impairment of, incumbrance on or infringement upon the rights of Company in and to the Picture; (i) auditing of books and records of any distributor or licensee appointed by Company and other accounting costs associated with the distribution of the Picture; (j) all amounts paid or payable to or for the benefit of actors, writers, composers, directors or others, pursuant to applicable collective bargain agreements and/or any law or governmental regulation or decree now or hereafter in force by reason of and/or as a condition or consideration for any, exhibition, use, reuse, rerun, performance, sale, license and/or distribution of the Picture and/or copies of all or any part thereof on television, supplemental markets or otherwise (herein "Residuals"), together with all taxes, pension fund contributions' and other costs payable in respect of such Residuals and in respect of percentage participations in the Picture, provided that if any net proceeds Participant under this Agreement or a principal stockholder of any Participant or their respective heirs, executors, administrators, successors or assigns, are entitled either directly or by way of participation in any pension fund to any such Residuals, the amount pay-able on account thereof shall be treated as an advance against the participant's net proceeds participation hereunder; (k) the cost of all insurance (to the extent the same is not included in the cost of production of the Picture) covering or relating to the Picture including, but not limited to, errors and omissions insurance.

(2) Production Deferments: Any amount not paid in connection with the cost of production of the Picture and payable after deduction of those expenses listed in, Section I above, to any party providing rights, materials, services or facilities in connection with the production of the Picture, as a fixed sum the payment of which, vests upon the expiration of a period of time and/or the attainment of a specified level of receipts of the Picture, whether or not such deferment is defined or computed in the same manner as set forth in this Exhibit "B''.

(3) Recoupment of Financing/Cost of Production and Premium: To the financier of the Picture an amount equal to one hundred twenty percent (120%) percent of the financier's financial contribution and thereafter, to third parties, if any, for repayment of all actual, direct, out of pocket and verifiable costs of production and other related costs with respect to Picture ("Production Cost"). Company hereby confirms that there are no overhead or interest charges. Further, Company hereby confirms that there will be no cross-collateralization with any other motion picture projects and no over-budgeting and abandonment.

(4) Other Deferments: Any amount not included in the cost of production of the Picture and payable after deduction of those expenses listed in Sections 1, 2 and 3 above, to any party providing rights, materials, services or facilities in connection with the production of the Picture, including Participant, as a fixed sum the payment of which vests upon the expiration, of a period of time and/or the attainment of a specified level of receipts of the Picture, whether or not such deferment is defined or computed in the same manner as set forth in this Exhibit "B."